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BlackRock Capital Investment Corporation Announces Change to Virtual Meeting for the Special Meeting of Stockholders Held on May 1, 2020 and Adjourned to May 15, 2020

New York, May 8, 2020 – BlackRock Capital Investment Corporation (NASDAQ:BKCC) (“BCIC” or the “Company,” “we,” “us” or “our”) announced additional information regarding the Special Meeting of Stockholders of BCIC held on May 1, 2020 at 11:00 a.m., Eastern Time, and adjourned to May 15, 2020 at 10:00 a.m., Eastern Time (the “Special Meeting”). Due to the public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of BCIC’s stockholders, officers and other personnel, the adjourned Special Meeting will be held in virtual format only. To attend the adjourned Special Meeting please follow the directions below and use the following link: www.meetingcenter.io/239061799.

As described in the proxy materials for the Special Meeting previously distributed, stockholders of record of BCIC as of the close of business on March 2, 2020 (“Record Date Stockholders”) are entitled to notice of and to vote at the Special Meeting and any and all adjournments or postponements thereof.

Record Date Stockholders who wish to attend the adjourned Special Meeting must email Computershare at Maura.Stanley@computershare.com, or call Computershare at 201-680-3695, in order to register to attend the adjourned Special Meeting, obtain the password to access the adjourned Special Meeting and verify that they were stockholders on the record date.

If you are a Record Day Stockholder, please have your 15-digit control number on your proxy card available when you call or include it in your email. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 12, 2020. Record Date Stockholders registering to attend the adjourned Special Meeting will receive a confirmation email regarding registration.

If a Record Date Stockholder holds shares through a bank, broker or other nominee (a “Street Name Record Date Stockholder”), and wishes to attend and vote at the adjourned Special Meeting, the Record Date Stockholder must obtain a valid legal proxy from his or her broker, bank or other nominee. Record Date Stockholders should follow the instructions from his or her broker or bank included with the proxy materials, or contact his or her broker or bank to request a legal proxy form. Once a Record Date Stockholder has received a valid legal proxy from his or her broker, bank or other agent, it should be emailed to Computershare at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line or the Record Date Stockholder may call Computershare at 866-333-6433 for further instructions. Record Date Stockholders should include proof from his or her broker, bank or other agent of a valid proxy (e.g., an e-mail from a broker or an image of the legal proxy). The Record Date Stockholder will then receive a confirmation of his or her registration, with a control number, by email from Computershare. Street Name Record Date Stockholders who do not provide a valid legal proxy, but provide other satisfactory evidence of their ownership of shares as of the record date for the Special Meeting, will be able to attend the adjourned Special Meeting as a guest but will not receive a control number and will not be able to vote at the adjourned Special Meeting.

Whether or not a Record Date Stockholder plans to attend the adjourned Special Meeting, the Board of Directors of BCIC recommends that Record Date Stockholders vote their shares by indicating their voting instructions on the proxy card or voting instruction form they previously received and signing, dating and returning the card/form in the postage-paid envelope provided, or by recording their voting instructions by telephone or via the Internet. The proxy card or voting instruction form previously received by Record Date Stockholders will not be updated to reflect that the adjourned Special Meeting will be held in virtual format and may continue to be used to vote a Record Date Stockholder’s shares in connection with the adjourned Special Meeting.

Additional Information about the Special Meeting and Where to Find It

The proxy materials contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting www.blackrockbkcc.com or calling BCIC’s proxy solicitor at 1-800-868-1391.